Exhibit 10.11

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [            ], 2020 by and between GigCapital3, Inc. (the “Company”), having its principal office located at 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303 and Continental Stock Transfer & Trust Company (the “Trustee”) located at 1 State Street, 30th Floor, New York, New York 10004.

WHEREAS, the Company’s Registration Statement on Form S-1, as amended, No. 333-236626 (together with any related registration statement filed pursuant to Rule 462(b), the “Registration Statement”), for the initial public offering of the Company’s units (the “Public Units”), each of which consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”; and the Common Stock included in the Public Units, the “Public Common Stock”), and three-fourths of one warrant, each whole warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “IPO”), has been declared effective as of [            ], 2020 by the U.S. Securities and Exchange Commission;

WHEREAS, the Company has entered into an Underwriting Agreement, dated as of [            ], 2020, with Nomura Securities International, Inc. and Oppenheimer & Co. Inc., as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”), with respect to the IPO;

WHEREAS, GigAcquisitions3, LLC, a Delaware limited liability company (the “Sponsor”), and the Underwriters have committed, pursuant to written agreements, to purchase an aggregate of 750,000 of the Company’s units (the “Private Units”), each of which consists of one share of Common Stock and three-fourths of one Warrant, in a private placement that will close simultaneously with the IPO;

WHEREAS, as described in the Registration Statement, $200,000,000 of the gross proceeds of the IPO and the sale of the Private Units ($230,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located in the United States (the “Trust Account”) for the benefit of the Company, the holders of the Public Common Stock and the Underwriters (the amount to be delivered to the Trustee, and any interest subsequently earned thereon, will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders”, and the Public Stockholders, the Company and the Underwriters will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1.     Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)    Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account, which Trust Account shall be established by the Trustee at a branch of J.P. Morgan Chase Bank, N.A. and at a brokerage institution selected by the Trustee that is satisfactory to the Company;

(b)    Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act or any successor rule, which invests only in direct U.S. government treasury obligations, as determined by the Company. As used herein, “government securities” shall mean United States Treasury Bills; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d)    Collect and receive, when due, all principal and interest income arising from the Property, all of which income shall become part of the Property and which interest income can then be released to the Company to the extent required to pay taxes when requested by the Company as provided for in Section 1(l) below;

(e)    Notify the Company and the Representatives of all communications received by it with respect to any Property requiring action by the Company;

(f)    Supply any necessary information or documents as may be requested by the Company or its authorized agents in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company in writing to do so;

(h)    Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)    Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company or by the Executive Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto and which interest shall be net of any taxes payable), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (i) 18 months after the closing of the IPO (or 21 months from the closing of the IPO if the Company has executed a letter of intent for an initial business combination within 18 months from the closing of the IPO, or 24 months from the closing of the IPO if the Company has executed a definitive agreement for an initial business combination within 21 months from the closing of the IPO) and (ii) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate”) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the form of letter attached hereto as Exhibit B and the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto and which interest shall be net of any taxes payable), shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

(j)    Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as such distribution shall not result in a reduction in the principal amount initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k)    Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute to the Public Stockholders of record as of the applicable date the amount requested by the Company to be used to redeem shares of Public Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to any provision of the Amended and Restated Certificate relating to pre-initial Business Combination (as defined below) activity or the related stockholders’ rights. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request; and

(l)    Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), 1(j) or 1(k) above.

2.     Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)    Give all instructions to the Trustee hereunder in writing, signed by the Company’s President, the Executive Chairman of the Board or the Company’s Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)    Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel;

(c)    Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed pursuant to Sections 1(i) through 1(k) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the IPO, and, thereafter pay the annual fee. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d)    In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e)    Provide the Representatives with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same; and

(f)    In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments not specifically authorized by this Agreement.

3.     Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Change the investment of any Property, other than in compliance with Section 1(c);

(e) Refund any depreciation in principal of any Property;

(f) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) Verify the accuracy of the information contained in the Registration Statement;

(i) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(j) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(k) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(l) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) hereof.

4.     Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5.     Termination. This Agreement shall terminate as follows:

(a)    If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b)    At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended except as described in Section 6(c)) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6.     Miscellaneous.

(a)    The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)    This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i) and 1(k) hereof (each of which may not be modified, amended or deleted without the affirmative vote of sixty five percent (65%) of the then outstanding shares of Common Stock; provided, that no such amendment will affect any Public Stockholder who has otherwise indicated his election to redeem his shares of Common Stock in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may be changed, amended or modified by a writing signed by each of the parties hereto.

(d)    The Trustee may rely conclusively on the certification from the inspector of elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment in reliance thereon. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e)    Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

GigCapital3, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attn: Dr. Avi S. Katz

Email: avi@gigcapitalglobal.com

with a copy to:

Crowell & Moring LLP

3 Embarcadero Center, 26th Floor

San Francisco, CA 94111

Attn: Jeffrey Selman

Fax: (415) 986-2827

in either case, with a copy on behalf of the Representatives to:

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, NY 10019-7316

Attn: Head of Equity Capital Markets and Solutions

Fax: (646) 587-8740

Oppenheimer & Co., Inc.

85 Broad Street

New York, NY 10019-7316

Attn: General Counsel

Fax:

with a copy to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attn: Edward F. Petrosky, Esq.

Fax:

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company. This Agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that the Representatives, on behalf of the Underwriters, are third party beneficiaries of this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

(l) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

GIGCAPITAL3, INC.

By:
Name:	Avi S. Katz
Title:	Chief Executive Officer

Signature page to Investment Management Trust Agreement

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of IPO by wire transfer.	$2,000
Trustee administration fee	Payable annually. First year fee payable, at initial closing of IPO by wire transfer, thereafter by wire transfer or check.	$10,000
Transaction processing fee for disbursements to Company under Sections 1(i) and 1(j)	Deduction by Trustee from accumulated income following disbursement made to Company under Section 1	$250
Paying Agent services as required pursuant to Section 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(k)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [●] Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between GigCapital3, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [•], 2020 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with                              (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date fixed for the consummation of the Business Combination (“Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account on [insert date], such that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the Trust Account awaiting such transfer, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate (the “ (the “Vote Verification Certificate”) of its Chief Executive Officer, which verifies either that (i) the Business Combination has been approved by a vote of the Company’s stockholders or (ii) no vote of the Company’s stockholders for the approval of the Business Combination is required and none has been held, and (b) joint written instruction signed by the Company and the Representatives with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to Public Stockholders who have properly exercised their redemption rights (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification, the Vote Verification Certificate and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by you of written instructions from us, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following such original Consummation Date or as soon thereafter as possible.

Very truly yours,

GIGCAPITAL3, INC.

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED BY:
NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [●] Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between GigCapital3, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [●], 2020 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to the IPO. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account on [●], 20[    ] and to keep the total proceeds thereof in the Trust Account to await distribution to the Public Stockholders. The Company has selected [●], 20[    ], as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

GIGCAPITAL3, INC.

By:
Name:
Title:

cc:	Nomura Securities International, Inc.

Oppenheimer & Co. Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [●] Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between GigCapital3, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [●], 2020 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

GIGCAPITAL3, INC.

By:
Name:
Title:

cc:	Nomura Securities International, Inc.

Oppenheimer & Co. Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [•] Stockholder Redemption Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between GigCapital3, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [●], 2020 (“Trust Agreement”), the Company hereby requests that you deliver $[                 ] of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you for further transfer to the institutions representing the Public Stockholders who have properly elected to have their shares of Public Common Stock redeemed by the Company as described below. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay the Public Stockholders who have properly elected to have their shares of Public Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the shares of Public Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Amended and Restated Certificate of Incorporation, or that would otherwise affect provisions thereof relating to the Company’s pre-initial Business Combination activity or related stockholder rights. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of such Public Stockholders.

Very truly yours,

GIGCAPITAL3, INC.

By:
Name:
Title:

cc:	Nomura Securities International, Inc.

Oppenheimer & Co. Inc.